As Filed with the Commission on April 30,2002
                                                      1940 Act File No. 811-6698

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 X

           Amendment No. 12............................................ X

                           EQUITY 500 INDEX PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                   One South Street, Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                  Copies to: Burton M. Leibert
One South Street                                   Willkie, Farr & Gallagher LLP
Baltimore, MD 21202                                787 Seventh Ave.
(Name and Address of Agent for Service)            New York, NY  10019


                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

Equity 500 Index Portfolio

PART A
Responses to Items 1,2,3,5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

The investment objective of Equity 500 Index Portfolio (the "Portfolio") may be changed without shareholder approval. The investment objective of the Portfolio is to seek to replicate, as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), which emphasizes stocks of large U.S. companies.

There can be no assurance that the investment objective of the Portfolio will be achieved. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks," and "Organizational Structure," in the prospectus of BT Pyramid Mutual Funds -- Equity 500 Index Fund Investment (the "Feeder Fund") (the "Feeder Fund Prospectus").

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

Capitalized terms used in this Part A have the same meaning as in the Feeder Fund's prospectus. Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in the Feeder Fund's Prospectus.

The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio's Declaration of Trust provides that investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Calculating the Fund's Share Price," "Buying and Selling Fund Shares," and "Dividends and Distributions," and "Tax Considerations" in the Feeder Fund Prospectus.

ITEM 7.  SHAREHOLDER INFORMATION

Registrant incorporates by reference information concerning computation of net asset value and valuation of the Portfolio's assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in the Feeder Fund's Prospectus.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Each Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under 'Purchase Redemption and Pricing of Securities' in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of Deutsche Asset Management. Inc., appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each day the New York Stock Exchange ('NYSE') is open for business (`Portfolio Business Day'). The NYSE is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), President's Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolio and ICC Distributors, Inc. ("ICCD"), reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is ICCD. The principal business address of ICCD is Two Portland Square, Portland, Maine 04101. ICCD receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in each Feeder Fund's Prospectus.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the 'Code'), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

The Registrant incorporates by reference information concerning its Master-Feeder structure from the sections entitled "Organizational Structure" in each Feeder Fund's Prospectus.

Equity 500 Index Portfolio

PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

The Prospectus of the Equity 500 Index Portfolio (the "Portfolio") dated April 30, 2002, which may be amended from time to time provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at 1-800-730-1313

TABLE OF CONTENTS
FUND HISTORY
DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS
MANAGEMENT OF THE FUND
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
INVESTMENT ADVISORY AND OTHER SERVICES
BROKERAGE ALLOCATION AND OTHER PRACTICES
CAPITAL STOCK AND OTHER SECURITIES
PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED
TAXATION OF THE FUND
UNDERWRITERS
CALCULATION OF PERFORMANCE DATA
FINANCIAL STATEMENTS

ITEM 11. FUND HISTORY

The Equity 500 Index Portfolio (the "Portfolio") was organized as a trust under the laws of the State of New York on December 11, 1991.

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS

The Portfolio is a no-load, open-end management investment company. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the sections entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information of BT Pyramid Mutual Funds -- Equity 500 Index Fund Investment (the "Feeder Fund") (the "Feeder Fund's SAI"). Capitalized terms used in this Part B have the same meaning as in the Feeder Fund's SAI.

ITEM 13. MANAGEMENT OF THE FUND

Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trusts" in the Feeder Fund's SAI.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of April 1, 2002, Equity 500 Index Fund Investment, a series of BT Pyramid Mutual Funds, Equity 500 Index Fund Premier, a series of BT Institutional Funds, Scudder S&P 500 Index Fund, a series of Investment Trust, Homestead Stock Index Fund, a series of Homestead Funds, Inc., Federated Large Cap Index Fund, and USAA S&P 500 Index Fund, a series of USAA Mutual Fund, Inc., owned approximately 11%, 25%, 15%, 0.4%, 0.008% and 49%, respectively, of the value of the outstanding interests in the Portfolio. Because Equity 500 Index Fund Premier and USAA S&P 500 Index Fund each own more than 25% of the outstanding interests in the Portfolio, they each could be deemed to control the Portfolio, which means they may take actions without the approval of other investors in the Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trusts" in the Feeder Fund's SAI.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objectives, Policies and Restrictions--Brokerage Commissions" in the Feeder Fund's SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7 "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities; Redemptions and Purchases in Kind" in the Feeder Fund's SAI.

ITEM 19.  TAXATION OF THE FUND

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxation" in the Feeder Fund's SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20. UNDERWRITERS

The placement agent for the Portfolio is ICCD, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 22. FINANCIAL STATEMENTS

The financial statements for the Portfolio are incorporated herein by reference from the BT Pyramid Mutual Funds--Equity 500 Index Fund Investment's Annual Report dated December 31, 2001 (File Nos. 33-45973 and 811-6576). A copy of the Annual Report may be obtained without charge by contacting the Trust.

PART C      OTHER INFORMATION

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS
      (a) Conformed copy of Declaration of Trust of the Registrant; 2.
          (i) Amendment No. 1 to Declaration of Trust; 2
      (b) By-Laws of the Registrant; 2
      (c) Not applicable.
      (d) Advisory Agreement dated April 30, 2001, between the Registrant and Deutsche Asset Management, Inc.; 6
      (f) Not applicable.
      (g) Conformed copy of Custodian Agreement between the Registrant and Bankers Trust (now known as Deutsche Bank Trust Company Americas);4.
      (h) Administration Agreement between the Registrant and Investment Company Capital Corporation dated July 1, 2001 - filed herewith;
          (i)   Conformed copy of Exclusive Placement Agent Agreement; +
          (ii)  Copy of Exhibit A to Exclusive Placement Agent Agreement;+
          (iii) Expense Limitation Agreement dated April 30, 2001, among Registrant, Bankers Trust Company, Deutsche Asset Management, Inc., BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio and BT Investment Portfolios; 6
          (iv) Expense Limitation Agreement dated April 30, 2001, among Registrant, Bankers Trust Company, Deutsche Asset Management, Inc., BT Pyramid Mutual Funds, Cash Management Portfolio, Asset Management Portfolio and BT Investment Portfolios; 6
      (l) Investment representation letters of initial investors; 1
      (m) Not applicable.
      (n) Not applicable.
      (o) Not applicable.
      (p) Portfolio and Adviser Codes of Ethics - filed herewith;
      (q) Power of Attorney - filed herewith.

      ---------------------
+  Previously filed.

1 Incorporated by reference to Registrant's registration statement on Form N-1A("Registration Statement") as filed with the Securities and Exchange Commission("Commission") on June 9, 1992.

2 Incorporated by reference to Amendment No. 4 to Registrant's Registration Statement as filed with the Commission on April 26, 1996.

3 Incorporated by reference to Amendment No. 5 to Registrant's Registration Statement as filed with the Commission on March 19, 1997.

4 Incorporated by reference to Amendment No. 6 to Registrant's Registration Statement as filed with the Commission on June 2, 1997.

5 Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on April 28, 2000.

6 Incorporated by reference to Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on April 30, 2001.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT:

      None

ITEM 25.  INDEMNIFICATION:

Incorporated by reference to Amendment No. 4 to Registrant's Registration Statement as filed with the Commission on April 26, 1996.

ITEM 26. Business and Other Connections of Investment Adviser.

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management Investment Services Limited (formerly Morgan Grenfell Investment Services Limited) (File No. 801-12880) and in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of each such Form ADV are incorporated herein by reference:

(a)  Items 1 and 2 of Part II

(b)  Section 6, Business Background, of each Schedule D.

ITEM 27. Principal Underwriters.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies: BT Investment Funds, BT Advisor Funds, BT Institutional Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Asset Management Portfolio, BT Investment Portfolios, Deutsche Bank Alex. Brown Cash Reserve Fund, Inc., Flag Investors Communications Fund, Inc., Emerging Growth Fund, Inc., Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., Flag Investors Series Funds, Inc., Deutsche Investors Funds, Inc. (formerly Flag Investors Fund, Inc.), Deutsche Investors Portfolios Trust (formrely Flag Investors Portfolios Trust), and Morgan Grenfell Investment Trust.

(b) Unless otherwise stated, the principal business address for the following persons is Two Portland Square, Portland, Maine 04101.

(1)                                      (2)                                    (3)
Name and Principal Business Address      Position and Offices with the          Position and Offices with the
                                         Distributor                            Registrant

John Y. Keffer                           President and Director                 None
David R. Keffer                          Director                               None
Ronald R. Hirsch                         Treasurer                              None
Nanette K. Chern                         Chief Compliance Officer               None
David I. Goldstein                       Secretary                              None
Benjamin L. Niles                        Vice President                         None
Frederick Skillin                        Assistant Treasurer                    None
Dana A. Lukens                           Assistant Secretary                    None

(c)  None

ITEM 28. Location of Accounts and Records.

Registrant: One South Street, Baltimore, MD  21202.

Advisor: Deutsche Asset Management, Inc., 280 Park Avenue, New York, NY 10017

Custodian: Deutsche Bank Trust Company Americas, c/o BTNY Services, Inc., 100 Plaza One, Jersey City, New Jersey 07311.

Administrator and Transfer Agent: Investment Company Capital Corp., One South Street, Baltimore, Maryland 21230

Sub-Transfer Ageny and Sub-Dividend Distribution Agent: DST, 127 West 10th Street, Kansas City, MO 64105.

Placement Agent: ICC Distributors, Inc., Two Portland Square, Portland, ME
04101.

ITEM 29. MANAGEMENT SERVICES.

Not Applicable

ITEM 32. UNDERTAKINGS.

Not Applicable

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, EQUITY 500 INDEX PORTFOLIO, has duly caused this Amendment No. 12 to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Baltimore and State of Maryland on the 30th day of April, 2002.

                           EQUITY 500 INDEX PORTFOLIO


                               By:      /s/ RICHARD T. HALE
                                        BY DANIEL O. HIRSCH, ATTORNEY IN FACT*
                                        --------------------------------------
                                        Richard T. Hale, President*
                                        April 30, 2002

* By Power of Attorney dated December 4, 2001 - filed herewith.

                             RESOLUTIONS RELATING TO
                     RATIFICATION OF REGISTRATION STATEMENTS

                   (Approved by the Boards of each Investment
                   Company with a December 31 fiscal year end)

         RESOLVED,        That the proper officers of the Trust be, and they
                          hereby are, authorized and directed to execute, in the name and on behalf of the Trust, a Post-Effective
                          Amendment under the Securities Act of 1933 (the "1933
                          Act") and an Amendment under the Investment Company
                          Act of 1940, as amended, (the "1940 Act") to the Trust's Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Securities and Exchange Commission (the "Commission"), under the 1933 Act and the 1940 Act and to appear, together with legal counsel, on behalf of the Trust before the Commission in connection with any matter relating to the Registration Statement.

         RESOLVED,        That the proper officer of the Trust be, and he or she
                          hereby is, authorized and directed in the name and on behalf of the Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Trust under the securities laws of such of the states of the United
                          States of America or other jurisdictions, including
                          Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Trust.

         RESOLVED,        That the proper and all actions heretofore or
                          hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Trust.

         RESOLVED,        That the proper officers of the Portfolio Trust be,
                          and they hereby are, authorized and directed to execute, in the name and on behalf of the Portfolio
                          Trust, an Amendment under the 1940 Act to the Portfolio Trust's Registration Statement, to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Commission, and to appear, together with legal counsel, on behalf of the Portfolio Trust before the Commission in connection with any matter relating to the Registration Statement.

         RESOLVED,        That the proper officer of the Portfolio Trust be, and
                          he or she hereby is, authorized and directed in the
                          name and on behalf of the Portfolio Trust to take any
                          and all action which the officer so acting may deem
                          necessary or advisable in order to obtain a permit to
                          register or qualify shares of common stock of the
                          Portfolio Trust for issuance and sale or to request an
                          exemption from registration of shares of common stock
                          of the Portfolio Trust under the securities laws of
                          such of the states of the United States of America or
                          other jurisdictions, including Canada, as such officer
                          may deem advisable, and in connection with such
                          registration, permits, licenses, qualifications and
                          exemptions to execute, acknowledge, verify, deliver,
                          file and publish all such applications, reports,
                          issuer's covenants, resolutions, irrevocable consents
                          to service of process, powers of attorney and other
                          papers and instruments as may be required under such
                          laws or may be deemed by such officer to be useful or
                          advisable to be filed thereunder, and that the form of
                          any and all resolutions required by any such state
                          authority in connection with such registration,
                          licensing, permitting, qualification or exemption is
                          hereby adopted if (1) in the opinion of the officer of
                          the Portfolio Trust so acting the adoption of such
                          resolutions is necessary or advisable, and (2) the
                          Secretary of the Portfolio Trust evidences such
                          adoption by filing herewith copies of such resolutions
                          which shall thereupon be deemed to be adopted by the
                          Board of Trustees and incorporated in the minutes as a
                          part of this resolution and with the same force and
                          effect as if attached hereto and that the proper
                          officers of the Portfolio Trust are hereby authorized
                          to take any and all action that they may deem
                          necessary or advisable in order to maintain such
                          registration in effect for as long as they may deem to
                          be in the best interests of the Portfolio Trust.
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         RESOLVED,        That any and all actions heretofore or hereafter taken
                          by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Portfolio Trust.
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